UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2007 (September 24, 2007)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of Principal Executive Offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

This Item 8.01 is being filed to update the Registrant’s disclosure regarding the description of its capital stock. The following is a current description of the Registrant’s capital stock:

All shares of capital stock are initially classified as common stock, par value $.10 per share (“Common Stock”). Each share of common stock is entitled to one vote in the election of directors and other corporate matters. Each share of Common Stock entitled to vote with respect to the election of directors may be voted for as many individuals as there are directors to be elected. The holders of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the votes entitled to be cast by holders of the outstanding Common Stock are able to elect all of the Company’s directors. The Company has a classified Board of Directors, consisting of three staggered classes of directors, as nearly equal in number as possible. The Company’s Bylaws also provide that the authorized number of directors may be changed only by action of a majority of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Vacancies and newly created directorships may be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. The Bylaws also provide that no director may be removed except for cause and then only by a vote of at least two-thirds of the total eligible shareholder votes, and also require the vote of a majority of the shareholders of the Company to call a special meeting of shareholders.

The Common Stock has no redemption provisions and the holders thereof have no preemptive rights. The holders of Common Stock are entitled to receive dividends in such amounts as may be declared by the Board of Directors, as permitted by applicable law, and upon liquidation, dissolution, or winding up of the Company subject to the rights of any preferred stock then outstanding, the holders of Common Stock are entitled to share ratably in the Company’s assets according to the number of shares they hold. The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, New York, New York.

The Board of Directors has the power under the Company’s Articles of Restatement without the need of any stockholder action, to classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion of other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock, except that the Company’s Articles of Restatement provide that no such classification or reclassification shall create a class of stock which (i) may have more than one vote per share, (ii) may be issued in connection with any shareholder rights plans, “poison pill” or other anti-takeover measure, or (iii) may be issued for less than fair consideration, as determined in good faith by the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: September 24, 2007	By:	/s/ Newton W. Wilson III
Newton W. Wilson III
Senior Vice President and General Counsel